Exhibit 5.1

345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990 www.loeb.com

June 8, 2023

MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as counsel to MAIA Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and as to which this opinion is filed as an exhibit, relating to the (i) offer, issuance and sale by the Company of the number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Company Shares”) specified in the Registration Statement, including the number of shares of Common Stock specified in the Registration Statement issuable upon the exercise of the underwriter’s over-allotment option (the “Over-Allotment Shares”), (ii) representative warrants to purchase up to the number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock sold pursuant to the Registration Statement, substantially in the form filed as an exhibit to the Registration Statement (the “Representative Warrants”), and (iii) up to the number of shares of Common Stock specified in the Registration Statement issuable upon exercise of the Representative Warrants (the “Warrant Shares”). The Company Shares, the Over-Allotment Shares, the Representative Warrants and the Warrant Shares shall be referred to herein as the “Securities.” We understand that (a) the Company Shares are proposed to be sold for sale to the public and (b) the Representative Warrants are proposed to be issued to the representative of the underwriters (or its permitted assignees), each as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by the Company and the representative (the “Underwriting Agreement.”)

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.   The Company Shares and the Over-Allotment Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2.   The Representative Warrants have been duly authorized by the Company and, when executed by the Company and delivered to the purchasers thereof against payment therefor in accordance with the terms of the Underwriting Agreement and the representative’s warrant agreement, substantially in the form filed as an exhibit to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.   The Warrant Shares have been duly authorized, and if, as, and when the Warrant Shares are issued and delivered by the Company upon exercise of the Representative Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinion set forth above, is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless whether considered in a proceeding in equity or at law.

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York or (ii) waivers by the Company of any statutory or constitutional rights or remedies. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of the Company Shares, the Over-Allotment Shares and the Warrant Shares thereunder; (ii) the Company will issue and deliver the Securities in the manner contemplated by the final prospectus; and (iii) all Securities will be issued in compliance with applicable federal and state securities laws.

The opinions we express herein are limited to matters involving the internal laws of the State of New York and the Delaware General Corporation Law. We express no opinion with respect to any other laws.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading, “Legal Matters,” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP